Exhibit 99.1

BridgeBio Pharma Announces $250 Million Private Placement Equity Financing

- $250 million financing led by Qatar Investment Authority (QIA) with significant participation from four of the largest investment management firms in the US

- BridgeBio anticipates this raise, coupled with several less dilutive financings available to the Company, fully capitalizes the Company to profitability

Palo Alto, CA – September 25, 2023 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (BridgeBio or the Company), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers, has entered into a securities purchase agreement with certain existing and new accredited investors to issue and sell an aggregate of 9,167,723 shares of its common stock (Common Stock) at the Friday, September 22, 2023 closing price of $27.27 per share through a private investment in public equity (PIPE) financing. BridgeBio anticipates the gross proceeds from the PIPE financing to be approximately $250 million, before deducting offering expenses. The PIPE financing is anticipated to close on September 27, 2023, subject to customary closing conditions.

The PIPE financing was led by Qatar Investment Authority (QIA), with significant participation from four of the largest investment management firms in the United States, as well as a number of large institutional investors and existing investors. The Company completed this targeted and strategic raise in order to provide an entry for new long-term shareholders. The Company also continues to explore additional strategic options to fund the business.

TD Cowen, Mizuho, and KKR Capital Markets LLC are acting as joint placement agents for the PIPE financing.

“We are very pleased to partner with such a strong group of investors,” said Neil Kumar, Ph.D., founder and CEO of BridgeBio. “Their support will help us fund our future operations, including the launch of acoramidis and our upcoming Phase 3 readouts in achondroplasia, LGMD2I, and ADH1, and will allow us to pursue additional less dilutive financing options to optimize our cost of capital.”

The securities sold in the PIPE financing are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, BridgeBio and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the Common Stock described above under the resale registration statement will only be by means of a prospectus.

About BridgeBio Pharma, Inc.

BridgeBio Pharma, Inc. (BridgeBio) is a commercial-stage biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” “on track,” “remains” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including statements relating to the expected timing for the closing of the private placement and the anticipated use of proceeds from the private placement; our strategy, business plans and focus; the timing and success of our clinical development programs; and the anticipated amounts needed to support our planned operations, reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in BridgeBio’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as discussions of potential risks, uncertainties, and other important factors in BridgeBio’s other filings with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release represent BridgeBio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by applicable law, BridgeBio explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

BridgeBio Contact:
Vikram Bali
contact@bridgebio.com
(650)-789-8220